UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

Soliton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38815	36-4729076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5304 Ashbrook Drive
Houston, Texas 77081
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 705-4866

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SOLY	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Soliton, Inc. (the “Company”) held a special meeting of stockholders on July 20, 2021 (the “special meeting”). At the special meeting, the Company’s stockholders approved the proposal described below. Stockholder action on a second proposal, to approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of proposal 1, was not required and no vote was taken on that proposal.

The final voting results with respect to the proposal voted upon at the special meeting are set forth below.

Proposal 1

The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of May 8, 2021 and as it may be amended or supplemented (the “Merger Agreement”), by and among the Company, AbbVie Inc., a Delaware corporation (“AbbVie”), and Scout Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AbbVie (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of AbbVie.

For	Against	Abstentions

14,661,235	519,246	303,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITON, INC.

By:	/s/ Lori Bisson
Lori Bisson
Executive Vice-President and
Chief Financial Officer

Dated: July 20, 2021